POWER OF ATTORNEY

The undersigned Trustees and Officers of Rainier Investment Management Mutual Funds (the “Trust”) hereby appoint Michele T. Mosca and Richard B. Yates, individually as attorneys-in-fact and agent, with the power to execute and to file any of the documents referred to below relating to the registration of the Trust’s securities under the Securities Act of 1933, as amended (the “Securities Act”), including: the Trust’s Registration Statement on Form N-14 or Form N-1A, and any all amendments thereto, including all exhibits; and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to the said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

The undersigned Trustees and Officers hereby execute this Power of Attorney as of this 29th day of July, 2016.

Name	Title

/s/ Michele T. Mosca	Trustee, Chief Executive Officer and President
Michele T. Mosca

/s/ James E. Diamond, Jr.	Trustee
James E. Diamond, Jr.

/s/ Joan L. Enticknap	Trustee
Joan L. Enticknap

/s/ Gary L. Sundem	Trustee
Gary L. Sundem

/s/ Elisa Enns	Treasurer, Chief Financial Officer
Elisa Enns